Exhibit 99.1

Takung Art Receives Notice of Noncompliance from NYSE American Exchange

Hong Kong, Jan. 25, 2023 (GLOBE NEWSWIRE) -- Takung Art Co., Ltd. (NYSE American: TKAT) (“Company” or “TKAT”), as an emerging online trading platform operator of international art and collectibles, today announced it has received a notice of noncompliance from the NYSE American Exchange on January 20, 2023 because the Company did not hold an annual meeting in 2022 due to it requiring additional time to respond to comments from the U.S. Securities Exchange Commission (the “SEC”) regarding the Company’s Definitive Proxy Statement, as amended, and Registration Statement on Form F-4 filed with the SEC on December 19, 2022. The Company expects to hold an annual meeting in 2023, at which time it will regain compliance with the NYSE American’s continued listing standards.

About TKAT

Takung Art Co Ltd. operates an online electronic platform (www.nftoeo.com) for offering and trading of digital artwork. Through its platform, the Company allows artists/art dealers/owners to access a much bigger art trading market where they can engage with a wide range of investors. It generates revenue in the form of services in connection with the offering and trading of artwork on its platform, primarily consisting of listing fees, trading commissions, and management fees. Please visit: www.nftoeo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Federal Securities Act, including but not limited to our expectations of future financial performance, business strategy or business. These statements constitute forecasts, prospects and forward-looking statements and are not performance guarantees. TKAT warns that forward-looking statements are subject to many assumptions, risks and uncertainties that will change over time. Forward looking statements may be identified by words such as “may”, “can”, “should”, “will”, “estimate”, “plan”, “project”, “forecast”, “intend”, “expect”, “predict”, “believe”, “seek”, “target”, “Outlook” or similar words.

These forward-looking statements are based on information available as of the date of this press release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and you should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SOURCE TKAT

CONTACT:
Byron Qian
byronqian@163.com
+8613020144962